Exhibit 99.1

   SOMANETICS REPORTS RECORD NET REVENUES FOR THE FIRST QUARTER OF FISCAL 2007

    Financial Highlights

    *  Net revenues climbed 39 percent to a record $8.0 million.

    *  Income before income taxes increased 70 percent to $2.6 million.

    * Net income increased 70 percent to $1.7 million, or $0.12 per diluted share.

    TROY, Mich., March 14 /PRNewswire-FirstCall/ -- Somanetics Corporation (Nasdaq: SMTS) reported net revenues of $8.0 million for the first quarter ended February 28, 2007, a 39 percent increase from $5.8 million in the same period of 2006.

    U.S. net revenues increased 37 percent to $6.6 million from $4.8 million in the same period last year. International net revenues increased 51 percent to $1.4 million from $918,084.

    First quarter income before income taxes was $2.6 million, a 70 percent increase from $1.5 million in the first quarter of 2006. While Somanetics did not pay income taxes in the first quarter, taxes were recorded at an estimated effective tax rate of 34 percent. Net income increased 70 percent to $1.7 million, or $0.12 per diluted share from $988,287, or $0.08 per diluted share in the first quarter of 2006.

    Gross margin was 88 percent in the first quarter, the same as in the first quarter of 2006. As of February 28, 2007, Somanetics' cash, cash equivalents, marketable securities and long-term investments balance was $72.4 million, with no borrowings.

    "We are very pleased with our top-line results, and strong bottom line growth which includes the first quarter increase in operating expenses related to our sales force expansion," said Bruce J. Barrett, Somanetics' president and chief executive officer. "The highlight of the quarter was the publishing, in the January 2007 issue of Anesthesia and Analgesia of a randomized, prospective study by John Murkin, MD, FRCPC, professor of anesthesiology at the University of Western Ontario, Canada, that showed that using information from the INVOS System resulted in a 73 percent reduction in major organ morbidity and mortality and significantly shortened ICU stays in the intervention group," he said.

    Sales and Marketing Activities

    During the first quarter, Somanetics participated in the Society for Thoracic Surgery annual meeting, where a number of presentations about cerebral oximetry were made. One presentation was an abstract called "Prolonged Intraoperative Forebrain Desaturation Predicts Cognitive Decline After Cardiac Surgery," by James Slater, MD, cardiothoracic surgeon at Atlantic Health System in Morristown, NJ.

    The study of 240 coronary artery bypass graft (CABG) patients determined a risk score for determining patients who may be at risk for post-operative cognitive decline and showed that intraoperative management of cerebral regional oxygen saturation may result in decreased cognitive decline after CABG surgery.

    In late February, nine clinician presentations and/or NIRS (near-infrared spectroscopy) workshops were presented at Cardiology 2007: 10th Annual Update on Pediatric Cardiovascular Disease in Lake Buena Vista, Fla. During the conference, Jonathan Kaufman, MD and cardiologist at Denver Children's Hospital made a presentation showing that monitoring the abdominal site with the INVOS Cerebral/Somatic Oximeter, is helpful in monitoring for early gut ischemia and can help determine when pediatric congenital cardiac patients are ready to feed, which avoids feeding intolerance. For this study, Dr. Kaufman was presented the "Outstanding Investigator Award for Cardiology 2007" by the conference faculty.

    In addition, last week three presentations were made on the use of the INVOS System in pediatric patients at the inaugural conference of the Congenital Cardiac Anesthesia Society, a subgroup of the Society for Pediatric Anesthesia.

    In February and March the Discovery Health Channel broadcast a special report on congenital heart surgery that featured two INVOS System users. The INVOS System's SomaSensors were repeatedly shown on patients illustrating how the INVOS System's use has become a standard part of these hospitals' care protocols. The program will air again in April.

    Business Outlook

    Based on current business trends, Somanetics expects to achieve previously announced guidance for fiscal year 2007. Somanetics undertakes no obligation to update its estimates. Somanetics is currently forecasting:

    *  Fiscal 2007 net revenues to be approximately $40 million.

    * Fiscal 2007 income before income taxes in the range of $12.5 to $13.4 million.

    * Fiscal 2007 gross margin percentage in the range of 87 to 88 percent and operating margin percentage between 22 and 24 percent.

    Somanetics to Host Conference Call

    Somanetics will web cast its 2007 first quarter conference call at 10:00 a.m. (ET) today. To join the web cast, visit the Investor Center page of Somanetics' website at www.somanetics.com and click on the "2007 First Quarter Conference Call" link. The call also will be archived on the website.

    About Somanetics

    Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets medical devices that can help medical professionals potentially improve surgical outcomes and patient recovery in critical care settings. Somanetics currently has two product lines. The INVOS(R) System provides noninvasive regional blood oxygenation change data that helps address clinical challenges faced by surgeons, anesthesiologists, perfusionists and critical care nurses. The CorRestore System is used in cardiac repair and reconstruction, including an operation called Surgical Ventricular Restoration (SVR) for the treatment of certain patients with severe congestive heart failure. Somanetics supports its customers through a direct U.S. sales force and clinical education team. Globally, Tyco Healthcare markets INVOS System products in Europe, Canada, the Middle East and Africa and Edwards Lifesciences represents INVOS System products in Japan. For more information visit www.somanetics.com.

    Safe-Harbor Statement

    Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2007, are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Actual results may differ significantly from results discussed in the forward-looking statements and may be affected by, among other things, economic conditions in general and in the healthcare market, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the Cerebral Oximeter and SomaSensor, our dependence on distributors and independent sales representative firms for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, changes in our deferred tax assets, future equity compensation expenses, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future taxable income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others' patents and the other factors set forth from time to time in Somanetics' Securities and Exchange Commission filings, including Somanetics' 2006 Annual Report on Form 10-K filed on February 8, 2007.

                             SOMANETICS CORPORATION
                                 BALANCE SHEETS

                                                    February 28,    November 30,
                                                        2007           2006
                                                   -------------   -------------
                                                    (Unaudited)      (Audited)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                        $  29,517,749   $  28,734,869
  Marketable securities                               29,943,348      20,918,134
  Accounts receivable                                  5,567,039       4,740,043
  Inventory                                            2,608,378       2,172,458
  Prepaid expenses                                       374,916         494,822
  Accrued interest receivable                            345,986         351,666
  Deferred tax asset - current                         3,143,495       2,761,217
    Total current assets                              71,500,911      60,173,209
PROPERTY AND EQUIPMENT (at cost):
  Demonstration and no capital cost sales
   equipment at customers                              2,830,665       2,650,939
  Machinery and equipment                              1,294,853       1,263,015
  Furniture and fixtures                                 300,639         300,037
  Leasehold improvements                                 197,575         195,565
    Total                                              4,623,732       4,409,556
  Less accumulated depreciation and amortization      (2,455,271)     (2,285,279)
    Net property and equipment                         2,168,461       2,124,277
OTHER ASSETS:
  Long-term investments                               12,964,923      21,917,764
  Deferred tax asset - non-current                     6,955,181       8,182,783
  Intangible assets, net                                   8,281          10,009
  Other                                                   15,000          15,000
    Total other assets                                19,943,385      30,125,556
TOTAL ASSETS                                       $  93,612,757   $  92,423,042

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                 $     990,439   $   1,045,727
  Accrued liabilities                                    522,642       1,159,770
    Total current liabilities                          1,513,081       2,205,497
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred shares; authorized, 1,000,000
   shares of $.01 par value; no shares issued
   or outstanding                                              -               -
  Common shares; authorized, 20,000,000 shares
   of $.01 par value; issued and outstanding,
   13,165,127 shares at February 28, 2007,
   and 13,163,627 shares at November 30, 2006            131,651         131,636
  Additional paid-in capital                         117,015,576     116,817,012
  Accumulated deficit                                (25,047,551)    (26,731,103)
    Total shareholders' equity                        92,099,676      90,217,545
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $  93,612,757   $  92,423,042

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                               For the Three-Month
                                                                  Periods Ended
                                                           ---------------------------
                                                           February 28,   February 28,
                                                               2007           2006
                                                           ------------   ------------
NET REVENUES                                               $  8,024,872   $  5,753,715
COST OF SALES                                                 1,001,723        710,499
  Gross Margin                                                7,023,149      5,043,216

OPERATING EXPENSES:
  Research, development and engineering                         113,366        178,066
  Selling, general and administrative                         5,319,436      3,507,881
    Total operating expenses                                  5,432,802      3,685,947

OPERATING INCOME                                              1,590,347      1,357,269

OTHER INCOME:
  Interest income                                               960,488        140,136
    Total other income                                          960,488        140,136
INCOME BEFORE INCOME TAXES                                    2,550,835      1,497,405

INCOME TAX PROVISION                                           (867,284)      (509,118)

NET INCOME                                                 $  1,683,551   $    988,287

NET INCOME PER COMMON SHARE - BASIC                        $        .13   $        .09
NET INCOME PER COMMON SHARE - DILUTED                      $        .12   $        .08

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                  13,164,210     10,715,885

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                14,636,974     12,323,704

SOURCE  Somanetics Corporation
    -0-                             03/14/2007
    /CONTACT: Mary Ann Victor, Vice President and Chief Administrative Officer, +1-248-689-3050, Ext. 204, or Media, Maureen Mazzatenta, Director of Marketing, +1-248-689-3050 Ext. 257, or Bill Iacona, Chief Financial Officer, +1-248-689-3050 Ext. 229, all of Somanetics Corporation/
    /Web site:  http://www.somanetics.com/
    (SMTS)